EXHIBIT 23(G)(VI) UNDER FORM N-1A
                                           EXHIBIT 10(G) UNDER ITEM 601/REG. S-K

                                   EXHIBIT A





                                   PORTFOLIOS


                              AS OF JUNE 23, 2006



             Huntington Situs Small Cap Fund

             Tax Identification No.: 01-0744673





             Huntington VA Situs Small Cap Fund

             Tax Identification No.: 06-1720679